Exhibit 21.1

Name of Subsidiary	Jurisdiction of Incorporation or Organization
AssociatesMD Medical Group, Inc.	Delaware
Bright Health Company of Arizona	Arizona
Bright Health Company of California, Inc.	California
Bright Health Company of Georgia	Georgia
Bright Health Company of North Carolina	North Carolina
Bright Health Company of South Carolina, Inc.	South Carolina
Bright Health Group, Inc.	Delaware
Bright Health Insurance Company	Colorado
Bright Health Insurance Company of Florida	Florida
Bright Health Insurance Company of Illinois	Illinois
Bright Health Insurance Company of New York	New York
Bright Health Insurance Company of Ohio, Inc.	Ohio
Bright Health Insurance Company of Tennessee	Tennessee
Bright Health Management, Inc.	Delaware
Bright Health Services, Inc.	Delaware
Bright HealthCare Company of Florida, Inc.	Florida
Bright HealthCare Insurance Company of Texas	Texas
BrightHealth Networks, LLC	Delaware
Central Health Plan of California, Inc.	California
Centrum Health IP, LLC	Delaware
Centrum Medical Centers	Florida
Centrum Medical Group of North Carolina, PLLC	North Carolina
Centrum Medical Group, PLLC	Texas
Centrum Medical Holdings of Texas, LLC	Texas
Centrum Medical Holdings, LLC	Delaware
Centrum Pharmacy, LLC	Delaware
Centrum Specialty Network, LLC	Florida
DocSquad, LLC (dba Zipnosis)	Delaware
Med Care Centers, LLC	Florida
Med Care Express, LLC	Florida
Medical Practice Holding Company, LLC	Delaware
Medlife Wellness Centers, LLC	Florida
Medplan Holdings, LLC	Florida
NeueHealth Advantage ACO, LLC	Delaware
NeueHealth LLC	Delaware
NeueHealth Networks of Texas, Inc.	Texas
NeueHealth Community ACO, LLC	Delaware
NeueHealth Partner Services, LLC	Delaware

NeueHealth Partners of California, LLC	Delaware
NeueHealth Partners of Central Florida, LLC	Delaware
NeueHealth Partners of Florida RBE, LLC	Delaware
NeueHealth Partners of Florida, LLC	Florida
NeueHealth Partners Texas RBE, LLC	Delaware
NeueHealth Partners, LLC	Delaware
NeueHealth Premier ACO, LLC	Delaware
Premier Medical Associates of Florida Healthcare, P.A.	Delaware
Premier Medical Associates of Florida, LLC	Delaware
True Health New Mexico, Inc.	New Mexico
Universal Care, Inc.	California